EXHIBIT 4.1
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                           LOAN AND SECURITY AGREEMENT



                                 by and between



                          VELOCITY INVESTMENTS, L.L.C.

                                  as Borrower,



                                       and

                           WELLS FARGO FOOTHILL, INC.

                                    as Lender



                          Dated as of January 27, 2005

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                                TABLE OF CONTENTS
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1.       DEFINITIONS AND CONSTRUCTION.........................................1

         1.1      Definitions.................................................1

         1.2      Accounting Terms...........................................19

         1.3      Code.......................................................20

         1.4      Construction...............................................20

         1.5      Schedules and Exhibits.....................................20

2.       LOAN AND TERMS OF PAYMENT...........................................20

         2.1      Revolver Advances..........................................20

         2.2      Borrowing Procedures and Settlements.......................21

         2.3      Payments...................................................22

         2.4      Overadvances...............................................24

         2.5      Interest Rates:  Rates, Payments, and Calculations.........24

         2.6      Cash Management............................................25

         2.7      Crediting Payments.........................................26

         2.8      Designated Account.........................................26

         2.9      Maintenance of Loan Account and Loan Sub-Accounts;
                  Statements of Obligations..................................26

         2.10     Fees and Additional Interest...............................27

3.       CONDITIONS; TERM OF AGREEMENT.......................................29

         3.1      Conditions Precedent to the Initial Extension of Credit....29

         3.2      Conditions Subsequent to the Initial Extension of Credit...31

         3.3      Conditions Precedent to an Initial Purchase Advance........31

         3.4      Conditions Precedent to all Extensions of Credit...........32

         3.5      Term.......................................................32

         3.6      Effect of Termination......................................33

         3.7      Early Termination by Borrower..............................33

4.       CREATION OF SECURITY INTEREST.......................................34

         4.1      Grant of Security Interest.................................34

         4.2      Negotiable Collateral......................................34

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                                TABLE OF CONTENTS
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         4.3      Collection of Accounts, General Intangibles, and
                  Negotiable Collateral......................................34

         4.4      Filing of Financing Statements; Commercial Tort Claims;
                  Delivery of Additional Documentation Required..............35

         4.5      Power of Attorney..........................................36

         4.6      Right to Inspect and Verify................................36

         4.7      Control Agreements.........................................36

         4.8      Servicing of Portfolio Pools...............................36

5.       REPRESENTATIONS AND WARRANTIES......................................37

         5.1      No Encumbrances............................................37

         5.2      Purchased Portfolio........................................37

         5.3      Equipment..................................................37

         5.4      Location of Collateral.....................................37

         5.5      Records....................................................37

         5.6      State of Incorporation; Location of Chief Executive
                  Office; Organizational Identification Number;
                  Commercial Tort Claims.....................................38

         5.7      Due Organization and Qualification; Subsidiaries...........38

         5.8      Due Authorization; No Conflict.............................39

         5.9      Litigation.................................................40

         5.10     No Material Adverse Change.................................40

         5.11     Fraudulent Transfer........................................40

         5.12     Employee Benefits..........................................40

         5.13     Environmental Condition....................................41

         5.14     Brokerage Fees.............................................41

         5.15     Intellectual Property......................................41

         5.16     Leases.....................................................41

         5.17     Deposit Accounts and Securities Accounts...................41

         5.18     Complete Disclosure........................................41

         5.19     Indebtedness...............................................42

         5.20     ERRV Projecting............................................42

6.       AFFIRMATIVE COVENANTS...............................................42

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                                TABLE OF CONTENTS
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                                  (continued)

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         6.1      Accounting System..........................................42

         6.2      Collateral Reporting.......................................42

         6.3      Financial Statements, Reports, Certificates................43

         6.4      Guarantor Reports..........................................45

         6.5      Perfection of Acquisition of Portfolio Pools...............45

         6.6      Maintenance of Properties..................................45

         6.7      Taxes......................................................45

         6.8      Insurance..................................................45

         6.9      Location of Collateral.....................................46

         6.10     Compliance with Laws.......................................46

         6.11     Leases.....................................................46

         6.12     Existence..................................................46

         6.13     Environmental..............................................47

         6.14     Disclosure Updates.........................................48

         6.15     Formation of Subsidiaries..................................48

         6.16     Books and Maintenance......................................48

7.       NEGATIVE COVENANTS..................................................48

         7.1      Indebtedness...............................................48

         7.2      Liens......................................................49

         7.3      Restrictions on Fundamental Changes........................49

         7.4      Disposal of Assets.........................................49

         7.5      Change Name................................................50

         7.6      Nature of Business.........................................50

         7.7      Prepayments and Amendments.................................50

         7.8      Change of Control..........................................50

         7.9      Restricted Payments........................................50

         7.10     Accounting Methods.........................................50

         7.11     Investments................................................51

         7.12     Transactions with Affiliates...............................51

         7.13     Suspension.................................................51

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                                TABLE OF CONTENTS
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         7.14     Use of Proceeds............................................51

         7.15     Collateral with Bailees....................................51

         7.16     Purchase Agreement.........................................51

         7.17     Financial Covenants........................................51

8.       EVENTS OF DEFAULT...................................................52

9.       LENDER'S RIGHTS AND REMEDIES........................................54

         9.1      Rights and Remedies........................................54

         9.2      Remedies Cumulative........................................56

10.      TAXES AND EXPENSES..................................................57

11.      WAIVERS; INDEMNIFICATION............................................57

         11.1     Demand; Protest............................................57

         11.2     Lender's Liability for Borrower Collateral.................57

         11.3     Indemnification............................................57

12.      NOTICES.............................................................58

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..........................59

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..........................60

         14.1     Assignments and Participations.............................60

         14.2     Successors.................................................62

15.      AMENDMENTS; WAIVERS.................................................62

         15.1     Amendments and Waivers.....................................62

         15.2     No Waivers; Cumulative Remedies............................62

16.      GENERAL PROVISIONS..................................................62

         16.1     Effectiveness..............................................62

         16.2     Section Headings...........................................62

         16.3     Interpretation.............................................63

         16.4     Severability of Provisions.................................63

         16.5     Withholding Taxes..........................................63

         16.6     Counterparts; Electronic Execution.........................62

         16.7     Revival and Reinstatement of Obligations...................63

         16.8     Confidentiality............................................64

         16.9     Integration................................................64

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                           LOAN AND SECURITY AGREEMENT


                  THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of January 27, 2005, by and between WELLS FARGO FOOTHILL, INC., a California corporation ("Lender"), and VELOCITY INVESTMENTS, L.L.C., a New Jersey limited liability company ("Borrower").

                  The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                  "Account" means an account (as that term is defined in the Code), including without limitation, credit card accounts and all accounts purchased by Borrower under a Purchase Agreement.

                  "Account Debtor" means any Person who is obligated on an Account, chattel paper, or a General Intangible.

                  "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Borrower or its Subsidiaries.

                  "Additional Documents" has the meaning set forth in Section 4.4(c).

                  "Advance" has the meaning set forth in Section 2.1(a).

                  "Advance Period" means the period from the Closing Date to the last day of the twenty-fourth month following the month in which the Closing Date occurs.

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.12 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.


LOAN AND SECURITY AGREEMENT - Page 1
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                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Applicable Margin" means three and one-half percent (3.5%).

                  "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to 1.0% times the Maximum Revolver Amount, times the total number of full and partial months remaining until the Maturity Date, divided by 12.

                  "Assignee" has the meaning set forth in Section 14.1(a).

                  "Authorized Person" means any officer or employee of Borrower or Parent, as applicable, listed on Exhibit A-1.

                  "Availability" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

                  "Bank Product" means any financial accommodation extended to Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

                  "Bank Product Agreements" means those agreements entered into from time to time by Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

                  "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower or its Subsidiaries are obligated to reimburse to Lender as a result of Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrower or its Subsidiaries.

                  "Bank Product Provider" means Wells Fargo or any of its Affiliates.

                  "Bank Product Reserve" means, as of any date of determination, the amount of reserves that Lender has established (based upon the Bank Product Providers' reasonable determination of the credit exposure of Borrower and its Subsidiaries in respect of Bank Products) in respect of Bank Products then provided or outstanding.

                  "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.


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                  "Base Rate" means the greater of (a) the rate of interest
announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate," with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate or (b) four percent (4%) per annum.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "Board of Directors" means the board of directors (or comparable managers) of a Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

                  "Books" means all of Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Borrower's and its Subsidiaries' Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

                  "Borrower" has the meaning set forth in the preamble to this Agreement.

                  "Borrower Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to all property, including, without limitation, each of the following:

                  (a)      all of its Accounts,

                  (b)      all of its Books,

                  (c)      all of its commercial tort claims described on
Schedule 5.6(d),

                  (d)      all of its Deposit Accounts,

                  (e)      all of its Equipment,

                  (f) all of its General Intangibles (including each Purchase Agreement and all rights of Borrower thereunder),

                  (g)      all of its Inventory,

                  (h) all of its Investment Property (including all of its securities and Securities Accounts),

                  (i)      all of its Negotiable Collateral,

                  (j)      all of its Supporting Obligations,


LOAN AND SECURITY AGREEMENT - Page 3
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                  (k)      money or other assets of Borrower that now or
hereafter come into the possession, custody, or control of the Lender, and

                  (l) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Borrowing" means a borrowing hereunder consisting of Advances.

                  "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1 delivered by the chief financial officer of the Parent, on behalf of Borrower, to Lender.

                  "Borrowing Base-Pool" means, as of any date of determination, with respect to an Eligible Portfolio Pool, an amount equal to (a) the lesser of
(i) the Initial Advance or the Initial Purchase Advance for such Eligible Portfolio Pool, as the case may be, times the percentage set forth in the Loan Sub-Account Amortization Schedule for such Eligible Portfolio Pool corresponding to the number of three-month periods elapsed from the month in which the Initial Advance or such Initial Purchase Advance, as the case may be, was made to the date of determination, or (ii) thirty percent (30%) of the ERRV for such Eligible Portfolio Pool as of such date minus (b) the amount of reserves, if any, established by Lender under Section 2.1(b) for such Eligible Portfolio Pool.

                  "Borrowing Base-Total" means, as of any date of determination, the result of:

                  (a) the aggregate amount of all Borrowing Base-Pools, minus

                  (b)      the Chargeback Reserve, minus

                  (c) the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b) for the Borrowing Base-Total.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California or the state of New Jersey.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

                  "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any


LOAN AND SECURITY AGREEMENT - Page 4
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political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds or mutual funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

                  "Cash Management Account" has the meaning set forth in Section 2.6(a).

                  "Cash Management Agreements" means those certain cash management agreements, in form and substance satisfactory to Lender, each of which is among Borrower or one of its Subsidiaries, Lender, and one of the Cash Management Banks.

                  "Cash Management Bank" has the meaning set forth in Section 2.6(a).

                  "Change of Control" means that (a) the Limited Guarantors fail to own and control, directly or indirectly, a majority or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors of Parent, (b) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Limited Guarantors, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors of Parent, (c) a majority of the members of the Board of Directors of Parent do not constitute Continuing Directors, (d) Parent ceases to own and control 100% of the membership interests in TLOP, or Parent, itself or through its wholly-owned Subsidiary, TLOP, ceases to own and control 100% of the membership interests in Borrower, provided, that TLOP may at any time, merge with or into Parent, or dissolve, liquidate or transfer all its assets to Parent, so long as, in each case, Parent is the surviving entity and owner of all assets formerly owned by TLOP, or (e) Borrower ceases to own, directly or indirectly, and control 100% of the outstanding Stock of each of its Subsidiaries in existence as of the Closing Date.

                  "Chargeback Report" means a report, as of the end of a calendar month, detailing actual Chargebacks occurring during such month.

                  "Chargeback Reserve" means, as of any time of determination, an amount determined by Lender, in its Permitted Discretion, equal to Lender's estimate of future returned checks and other offsets on Portfolio Payment Collections.


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                  "Chargebacks" means an amount, determined for any calendar month, equal to the aggregate amount of Portfolio Payment Collections which were returned unpaid or offset, for any reason, during such month.

                  "Closing Date" means the date of this Agreement.

                  "Closing Date Business Plan" means the set of Projections of Borrower for the 3-year period following the Closing Date (on a year-by-year basis, and for the 1-year period following the Closing Date, on a quarter-by-quarter basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

                  "Code" means the California Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

                  "Collateral" means the Borrower Collateral and all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Parent, TLOP, Borrower or any of the Subsidiaries of Parent, TLOP or Borrower in or upon which a Lien is granted under any of the Loan Documents.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrower's or its Subsidiaries' Books, Equipment, or Inventory, in each case, in form and substance satisfactory to Lender.

                  "Collection Fee Deductions" means, in respect of Portfolio Payment Collections, the amount thereof, if any, which, prior to receipt by Borrower or Servicer, is deducted or otherwise netted therefrom by attorneys or agents in respect of (and pursuant to fee arrangements entered into with Borrower or Servicer in the ordinary course of business in consideration of) services rendered by such attorneys or agents to Borrower or Servicer in enforcing or otherwise obtaining payment of such Portfolio Payment Collections.

                  "Collections" means all cash, checks, notes, instruments, money orders and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                  "Commercial Tort Claim Assignment" has the meaning set forth in Section 4.4(b).

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Lender.


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                  "Continuing Director" means (a) any member of the Board of
Directors who was a director (or comparable manager) of Borrower, Parent or TLOP, as applicable, on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower, Parent or TLOP, as applicable, and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower or one of its Subsidiaries, Lender, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

                  "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "Debt to ERRV Ratio" means, as of any date, the ratio of (a) the unpaid balance of Advances on such date to (b) the combined ERRV of all Eligible Portfolio Pools that are not Fully Amortized Portfolio Pools, determined as of such date.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Deposit Account" means any deposit account (as that term is defined in the Code).

                  "Designated Account" means the Deposit Account of Borrower identified on Schedule D-1.

                  "Designated Account Bank" has the meaning ascribed thereto on Schedule D-1.

                  "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Lender regarding the disbursement of the proceeds of an Advance on a Funding Date, the form and substance of which is satisfactory to Lender.

                  "Dollars" or "$" means United States dollars.

                  "Eligible Portfolio Pool" means a Portfolio Pool that complies with each of the representations and warranties respecting Eligible Portfolio Pools made in the Loan Documents, and complies with each of the following criteria; provided, however, that such criteria may be revised from time to time by Lender in Lender's Permitted Discretion:

                  (a)      is in conformance with Borrower's Required
Procedures,

                  (b) was purchased by Borrower from an Eligible Seller pursuant to an Eligible Purchase Agreement,


LOAN AND SECURITY AGREEMENT - Page 7
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                  (c)      on the effective date of the applicable Purchase
Agreement, the average outstanding balance of all Accounts in such Portfolio Pool does not exceed $6,000,

                  (d) the purchase price paid for such Portfolio Pool does not exceed 40% of such Portfolio Pool's ERRV as determined on the date of purchase of such Portfolio Pool,

                  (e)      is to be collected in Dollars,

                  (f) if such Portfolio Pool includes accounts that are not charged-off consumer credit card accounts, such Portfolio Pool is specifically approved by Lender, and

                  (g) is otherwise acceptable to Lender, in its Permitted Discretion.

                  "Eligible Purchase Agreement" means an agreement executed and delivered by Borrower and an Eligible Seller which provides for the absolute sale and transfer to Borrower by such Eligible Seller, and the purchase and acceptance by Borrower from such Eligible Seller, of 100% of the legal and beneficial title to a Portfolio Pool, provided, that such agreement is in form and substance satisfactory to Lender.

                  "Eligible Seller" means a Seller that is acceptable to Lender in its Permitted Discretion.

                  "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Borrower (which approval of Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Lender.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower, its Subsidiaries, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, its Subsidiaries, or any of their predecessors in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or


LOAN AND SECURITY AGREEMENT - Page 8
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rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 USC ss. 9601 et seq.; the Resource Conservation and Recovery Act, 42 USC ss. 6901 et seq.; the Federal Water Pollution Control Act, 33 USC ss. 1251 et seq.; the Toxic Substances Control Act, 15 USC ss. 2601 et seq.; the Clean Air Act, 42 USC ss. 7401 et seq.; the Safe Drinking Water Act, 42 USC ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC ss. 1801 et seq.; and the Occupational Safety and Health Act, 29 USC ss.651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of Borrower or its Subsidiaries under IRC Section 414(o).


LOAN AND SECURITY AGREEMENT - Page 9
--------------------------

                  "ERRV" means, with respect to a Portfolio Pool as of any date of determination, the expected remaining recovery value of the Portfolio Obligations comprising such Portfolio Pool, as determined as of such date by Lender in its Permitted Discretion.

                  "ERRV Projection" means, with respect to a Portfolio Pool, a detailed projection, as of the last day of a calendar month, reflecting Borrower's projection of the existing estimated remaining recovery value of such Portfolio Pool as of such date.

                  "Event of Default" has the meaning set forth in Section 8.

                  "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "Fee Letter" means that certain Fee Letter, dated as of even date herewith, between Borrower and Lender, in form and substance satisfactory to Lender.

                  "Filing Authorization Letter" means a letter duly executed by Borrower, TLOP and Parent authorizing Lender to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the security interests purported to be created by the Loan Documents.

                  "Fully Amortized Portfolio Pool" means a Portfolio Pool with respect to which the associated Loan Sub-Account has been reduced to $0 in accordance with Section 2.9 hereof.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any other personal property other than Accounts, commercial tort claims, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.


LOAN AND SECURITY AGREEMENT - Page 10
--------------------------

                  "Guarantor" means each of Parent, TLOP and each of the Limited Guarantors, and "Guarantors" means all of them.

                  "Guaranty" means each and all of: (a) the continuing guaranty executed and delivered by Parent and TLOP in favor of Lender whereby each of Parent and TLOP guarantees the prompt payment and performance of the Obligations and (b) each and all limited continuing guaranties executed and delivered by each Limited Guarantor in favor of Lender, whereby each Limited Guarantor jointly and severally guarantees the payment and performance of the Obligations up to the principal amount of $1,000,000 each, plus in each instance, interest accrued thereon from the date of demand for payment to the date of payment, plus fees and expenses incurred in the collection thereof, and otherwise in form and substance satisfactory to Lender.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hedge Agreement" means any and all agreements or documents now existing or hereafter entered into by Borrower or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or any of its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

                  "Indebtedness" means (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed,
(e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Person" has the meaning set forth in Section
11.3.


LOAN AND SECURITY AGREEMENT - Page 11
--------------------------

                  "Initial Advance" means the first Advance made by Lender on or after the Closing Date.

                  "Initial Purchase Advance" means an Advance made by Lender for the purpose of financing all or a portion of the purchase price payable by Borrower pursuant to an Eligible Purchase Agreement in connection with the purchase by Borrower of an Eligible Portfolio Pool.

                  "Initial Purchase Advance Percentage" means up to 60%.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "Inventory" means inventory (as that term is defined in the Code).

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means investment property (as that term is defined in the Code).

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Lender" has the meaning set forth in the preamble to this Agreement.

                  "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Lender, (b) reasonable and customary fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower or its Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business or ERRV valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) reasonable and customary costs and expenses


LOAN AND SECURITY AGREEMENT - Page 12
--------------------------
incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) reasonable and customary charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable and customary audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third-party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or any of its Subsidiaries or any of the Guarantors,
(h) Lender's reasonable third-party out-of-pocket costs and expenses (including attorneys' fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or its Subsidiaries or any of the Guarantors or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "Lender-Related Person" means Lender, together with its Affiliates, officers, directors, employees, attorneys, and agents.

                  "Lender's Account" means the account identified in Schedule
L-1.

                  "Lender's Liens" means the Liens granted by Borrower and its Subsidiaries to Lender under this Agreement or the other Loan Documents.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Limited Guarantor" means each of John C. Kleinert, W. Peter Ragan, Sr., and W. Peter Ragan, Jr., and "Limited Guarantors" means all of those individuals.

                  "Loan Account" has the meaning set forth in Section 2.9.


LOAN AND SECURITY AGREEMENT - Page 13
--------------------------

                  "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, each Disbursement Letter, the Fee Letter, each Guaranty, the Pledge Agreements, the Subordination Agreement, the Servicing Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower or Parent or TLOP or any Subsidiary of either and Lender in connection with this Agreement.

                  "Loan Sub-Account" has the meaning set forth in Section 2.9.

                  "Loan Sub-Account Amortization Schedule" means, for each Loan Sub-Account, the maximum principal amount of the Advance for the associated Portfolio Pool that may be outstanding on the last day of each three-month period following the month in which such Advance was made, determined as follows:

           ----------------------------------------------------------------
                Number of three-month periods      Allowable % of Initial
              following the month in which the     Purchase Advance to be
                       Advance is made                  outstanding
           ----------------------------------------------------------------
                              1                              95%
           ----------------------------------------------------------------
                              2                              80%
           ----------------------------------------------------------------
                              3                              65%
           ----------------------------------------------------------------
                              4                              50%
           ----------------------------------------------------------------
                              5                              35%
           ----------------------------------------------------------------
                              6                              25%
           ----------------------------------------------------------------
                              7                              10%
           ----------------------------------------------------------------
                              8                              0%
           ----------------------------------------------------------------


                  "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower's and its Subsidiaries' ability to perform their obligations under the Loan Documents to which they are parties or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.

                  "Maturity Date" has the meaning set forth in Section 3.5.

                  "Maximum Revolver Amount" means $12,500,000.00.


LOAN AND SECURITY AGREEMENT - Page 14
--------------------------

                  "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper).

                  "Obligations" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations (including indemnification obligations), fees, charges, costs, Lender Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

                  "Overadvance" has the meaning set forth in Section 2.4.

                  "Parent" means Velocity Asset Management, Inc., a Delaware corporation.

                  "Participant" has the meaning set forth in Section 14.1(d).

                  "Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business.

                  "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, and (d) Investments received in settlement of amounts due to Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to Borrower or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Borrower or its Subsidiaries.

                  "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) the interests of lessors under Capital Leases to the


LOAN AND SECURITY AGREEMENT - Page 15
--------------------------
extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens on amounts deposited in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (i) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

                  "Permitted Protest" means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

                  "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $200,000.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Pledge Agreement" means each of the Pledge Agreements executed and delivered by Parent and TLOP in favor of Lender, pursuant to which Parent and TLOP pledges its Stock in each of its Subsidiaries, including, without limitation, Borrower, to Lender as security for the Obligations.

                  "Portfolio Obligations" means Accounts, General Intangibles or Negotiable Collateral included in the Purchased Portfolio, including without limitation, any Portfolio Pool thereof.

                  "Portfolio Payment Collections" means Collections constituting payments by Account Debtors in respect of Portfolio Obligations.

                  "Portfolio Pool" means a portfolio of credit card and/or consumer loan accounts, including without limitation, Accounts, General Intangibles and Negotiable Collateral, if any, purchased by Borrower pursuant to a Purchase Agreement.


LOAN AND SECURITY AGREEMENT - Page 16
--------------------------

                  "Proposed Portfolio Pool" means a Portfolio Pool that is proposed to Lender for eligibility as an Eligible Portfolio Pool pursuant to
Section 2.2(b).

                  "Projections" means Borrower's forecasted (a) balance sheets,
(b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Purchase Agreement" means an agreement executed and delivered by Borrower and a Seller which provides for the absolute sale and transfer to Borrower by such Seller, and the purchase and acceptance by Borrower from such Seller, of a Portfolio Pool.

                  "Purchase Documents" means each Purchase Agreement and all other agreements, certificates, and other documents which are executed in connection therewith, including, without limitation, (i) the original or any copy (including any microfilm, microfiche, photocopy or machine readable format) of the application, account statements for a Portfolio Obligation, and/or cardholder agreements, (ii) the computer file or files setting forth all relevant information with respect to Portfolio Obligations and the obligors of such Portfolio Obligations and (iii) all documents that are required to be delivered by Seller, in each case delivered or otherwise provided to Borrower by or on behalf of a Seller pursuant thereto.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "Purchased Portfolio" means the aggregate of all Portfolio Pools.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower or any of its Subsidiaries and the improvements thereto.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

                  "Required Procedures" means the written policies, procedures and guidelines of Borrower, specifically including underwriting, valuation, auditing and documentation guidelines and portfolio management policies and


LOAN AND SECURITY AGREEMENT - Page 17
--------------------------
procedures, in the form delivered to Lender and approved by Lender prior to the Closing Date, as amended from time to time, with the prior written approval of Lender.

                  "Restricted Payments" means (a) any dividend or other distribution, in cash or other property, direct or indirect, on account of any class of membership interests or other ownership interests in Borrower, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests or other ownership interests in Borrower, now or hereafter outstanding, (c) any payment made to retire, or obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of membership interests or other ownership interests in Borrower, now or hereafter outstanding, (d) any payment or prepayment of principal, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt or any Indebtedness owing to a member in Borrower or an Affiliate of a member in Borrower, to the extent such action would cause a net reduction in the principal amount of Subordinated Debt or other Indebtedness outstanding on the first day of the calendar quarter in which such action is taken; provided, that, any conversion or exchange of Subordinated Debt for any membership interests in Borrower or exchange of any membership interests for any other membership interests shall not be considered a "Restricted Payment" hereunder, or (e) any payment to Parent, TLOP, an Affiliate of Parent or Borrower not expressly authorized herein.

                  "Revolver Usage" means, as of any date of determination, the amount of outstanding Advances.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Securities Account" means a securities account (as that term is defined in the Code).

                  "Seller" means a Person who sells and transfers to Borrower a Portfolio Pool pursuant to a Purchase Agreement.

                  "Servicer" means Borrower or any successor named pursuant to this Agreement.

                  "Servicing Agreement" means the Servicing and Management Agreement, between Borrower and Lender, relating to the servicing of the Purchased Portfolio and other Collateral.

                  "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

                  "Static Pool Report" means, for any period, a "static pool report" in respect of a Portfolio Pool, and Portfolio Payment Collections received during such period in respect thereof, presented in the format as presented to the Lender prior to the Closing Date.


LOAN AND SECURITY AGREEMENT - Page 18
--------------------------

                  "Stock" means all shares, options, warrants, membership interests, units of membership interests, other interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Subordinated Debt" means any unsecured Indebtedness specifically subordinated to the prior payment in full in cash of the Obligations and which shall otherwise be on terms and conditions reasonably satisfactory to the Lender and subject to a Subordination Agreement.

                  "Subordination Agreement" means a subordination agreement executed and delivered by Borrower and each of the holders of Subordinated Debt and Lender, the form and substance of which is satisfactory to Lender.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Supporting Obligation" means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, instrument, or Investment Property.

                  "Tax Distribution" means a distribution by Borrower to the members of Borrower equal to the taxes payable by the members of Borrower (calculated at the highest applicable marginal rate in effect at the relevant time) attributable to the taxable income or gain of Borrower.

                  "Taxes" has the meaning set forth in Section 16.5.

                  "TLOP" means TLOP Acquisition Company, LLC, a New Jersey limited liability company.

                  "United States" means the United States of America.

                  "Voidable Transfer" has the meaning set forth in Section 16.7.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.


LOAN AND SECURITY AGREEMENT - Page 19
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

         1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern.

         1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

         2.1      Revolver Advances.

                  (a) Subject to the terms and conditions of this Agreement, Lender agrees to make advances (each, an "Advance" and, collectively, the "Advances") to Borrower in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount, or (ii) the Borrowing Base-Total; provided, that Lender shall not be obligated to make any Initial Purchase Advance for any Portfolio Pool after the Advance Period; provided, further, that each Initial Purchase Advance shall not exceed the lesser of (i) the Initial Purchase Advance Percentage times the purchase price for the Portfolio Pool to be acquired with such Initial Purchase Advance, or
(ii) 30% of the ERRV for such Portfolio Pool, as determined by Lender on the date of such Initial Purchase Advance; and provided, further, that the aggregate


LOAN AND SECURITY AGREEMENT - Page 20
--------------------------
amount of unpaid Advances at any time outstanding in respect of any Portfolio Pool shall not exceed the Borrowing Base-Pool for such Portfolio Pool.

                  (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against any Borrowing Base-Pool or Borrowing Base-Total.

                  (c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount or the amount allowed pursuant to Section 2.1(a).

                  (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2      Borrowing Procedures and Settlements.

                  (a)      Procedure for Borrowing. Except as provided in
Section 2.9(c), each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Lender. Such notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described written request, any Authorized Person may give Lender telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

                  (b)      Proposing for Eligibility.

                           (i) At the time of proposing any Proposed Portfolio Pool to Lender as an Eligible Portfolio Pool, and in any event within a reasonable time sufficient to allow Lender to make a review and evaluation thereof prior to any request by Borrower for funding any Advance in respect thereof, Borrower shall deliver to Lender true, correct and complete copies of the Purchase Agreement pursuant to which Borrower acquired, or is to acquire, such Proposed Portfolio Pool, all Purchase Documents in respect thereof and such other information and documents as may be requested by Lender.

                           (ii) Borrower acknowledges and agrees that the determination of (A) whether to approve a Proposed Portfolio Pool as an Eligible Portfolio Pool, (B) whether to approve a Seller as an Eligible Seller and (C) whether an agreement proposed as an Eligible Purchase Agreement is in form and substance satisfactory to Lender (each of the foregoing, an "Eligibility Determination"), in each case, is a determination that is made by Lender in its Permitted Discretion, and that Lender may elect not to approve any such Proposed Portfolio


LOAN AND SECURITY AGREEMENT - Page 21
--------------------------

                  Pool as an Eligible Portfolio Pool or to approve any such seller as an Eligible Seller, or to determine any such agreement to be satisfactory to Lender. Similarly, Lender acknowledges and agrees that Borrower is not obligated to propose any Portfolio Pool as a Proposed Portfolio Pool. In consideration of Lender's agreements to provide terms for financing Eligible Portfolio Pools as provided by this Agreement, Borrower agrees that Lender shall have no liability in making any Eligibility Determination and, without the foregoing or in any way limiting the provisions of Section 11.3, Borrower (x) expressly covenants not to sue or otherwise bring any action against Lender based upon any Eligibility Determination and (y) agrees to pay, indemnify, defend, and hold Lender and its respective officers, directors, employees, agents, and attorneys-in-fact harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time in any way resulting from, based upon or otherwise in connection with any such Eligibility Determination, in each case whether or not Borrower suffers, or may suffer, any direct or indirect damages or consequential damages as a result thereof.

                  (c) Making of Advances. In the event that Lender shall elect to have the terms of this Section 2.2(c) apply to a requested Borrowing as described in Section 2.2(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.2(a), and upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Lender shall make the proceeds of such Advance available to Borrower on the applicable Funding Date by transferring available funds equal to such proceeds to Borrower's Designated Account.

         2.3      Payments.

                  (a) Payments by Borrower. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Lender's Account for the account of the Lender and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                  (b)      Apportionment and Application.

                           (i) All payments shall be remitted to Lender and all such payments, and all proceeds of Collateral received by Lender, shall be applied as follows:

                                    (A)      first, to pay any Lender Expenses
                  then due to Lender under the Loan Documents, until paid in full,

                                    (B)      second, to pay interest due in
                  respect of Advances until paid in full,


LOAN AND SECURITY AGREEMENT - Page 22
--------------------------

                                    (C)      third, to pay any fees then due to
                  Lender under the Loan Documents until paid in full,

                                    (D)      fourth, so long as no Event of
                  Default has occurred and is continuing, and at Lender's election (which election Lender agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

                                    (E)      fifth, so long as no Event of
                  Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

                                    (F)      sixth, if an Event of Default has
                  occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, and (ii) to Lender, to be held by Lender, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrower's and its Subsidiaries' obligations in respect of Bank Products have been paid in full or the cash collateral amount has been exhausted,

                                    (G)      seventh, to pay any other
                  Obligations (including the provision of amounts to Lender, to be held by Lender, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Lender in its Permitted Discretion as the amount necessary to secure Borrower's and its Subsidiaries' obligations in respect of Bank Products), and

                                    (H)      eighth, to Borrower (to be wired to
                  the Designated Account) or such other Person entitled thereto under applicable law.

                           (ii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.3(b) shall not apply to any payment made by Borrower to Lender and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                           (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                           (iv) In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the


LOAN AND SECURITY AGREEMENT - Page 23
--------------------------
                  fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
                  Section 2.3 shall control and govern.

         2.4 Overadvances. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to Lender pursuant to Section 2.1 is greater than any of the limitations set forth in
Section 2.1 (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.3(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.5      Interest Rates:  Rates, Payments, and Calculations.

                  (a) Interest Rates. Except as provided in clause (b) below and Section 2.10(d), all Obligations (except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus the Applicable Margin.

                  (b) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Lender), all Obligations (except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder.

                  (c)      Payment. Except as provided to the contrary in
Section 2.10 or Section 2.12, interest, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations are outstanding or at any time that Lender has an obligation to extend credit hereunder. Borrower hereby authorizes Lender, from time to time without prior notice to Borrower, to charge all interest and fees (when due and payable), all Lender Expenses (as and when incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances.

                  (d) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.


LOAN AND SECURITY AGREEMENT - Page 24
--------------------------

                  (e) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.6      Cash Management.

                  (a) Borrower shall and shall cause each of its Subsidiaries to (i) establish and maintain cash management services of a type and on terms satisfactory to Lender at one of the banks set forth on Schedule 2.6(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its and its Subsidiaries' Account Debtors, and all of its and its Subsidiaries' agents for collection, including, without limitation, engaged attorneys, forward payment of the amounts owed by Account Debtors (or such agents) directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors or their agents for collection to Borrower or one of its Subsidiaries) into a bank account in Lender's name (a "Cash Management Account") at one of the Cash Management Banks. Borrower shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them to Borrower directly to the Cash Management Account.

                  (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrower, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Lender directing the disposition of the funds in such Cash Management Account without further consent by Borrower or its Subsidiaries, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it will forward, by daily sweep, all amounts in the applicable Cash Management Account to the Lender's Account.

                  (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.6(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Lender, and (ii) prior to the time of the opening of such Cash Management Account, Borrower (or its Subsidiary, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management


LOAN AND SECURITY AGREEMENT - Page 25
--------------------------

Agreement. Borrower (or its Subsidiaries, as applicable) shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

                  (d) The Cash Management Accounts shall be cash collateral accounts subject to Control Agreements, and Borrower hereby grants a Lien in all Cash Management Accounts to Lender to secure payment of the Obligations.

         2.7 Crediting Payments. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

         2.8 Designated Account. Lender is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.5(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

         2.9 Maintenance of Loan Account and Loan Sub-Accounts; Statements of Obligations.

                  (a) Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Lender to Borrower or for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in the Lender's Account from any Cash Management Bank.


LOAN AND SECURITY AGREEMENT - Page 26
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

                  (b) Within the Loan Account, Lender will maintain a separate sub-account (the "Loan Sub-Account") with respect to each Eligible Portfolio Pool on which Lender will (i) charge each Advance, or portion thereof, that constitutes an Initial Purchase Advance or other Advance with respect to such Eligible Portfolio Pool and (ii) to the extent of any unamortized balance of such Loan Sub-Account, credit payments applied to Advances under clauses (E),
(F) or (G) of Section 2.3(b)(i) or to the extent such payments result from Collections which are proceeds of Portfolio Obligations included in such Eligible Portfolio Pool.

                  (c) On or before the tenth day of each calendar month, and, at the option of Borrower, on or before the twenty-fifth day of each calendar month, Borrower shall provide to Lender a report (including a current Borrowing Base Certificate) setting forth sufficient information to enable Lender to determine the allocation of Collections received by Lender, during the period from the end of the period covered by the most recent previously delivered report provided by Borrower to the end of the period covered by the current report, with respect to each Portfolio Pool to the Loan Sub-Accounts in accordance with Section 2.9(b) and, upon such determination, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Lender shall make an Advance to Borrower equal to the sum of
(i) all Portfolio Payment Collections received from Portfolio Pools for such period that are Fully Amortized Portfolio Pools or Portfolio Pools that are not designated as Eligible Portfolio Pools, which were applied to Advances plus (ii) 40% of all Portfolio Payment Collections received by Lender for such period from Eligible Portfolio Pools that are not Fully Amortized Portfolio Pools, minus any Collection Fee Deductions for such Eligible Portfolio Pools not previously deducted; minus (iii) sums required to be applied to Obligations to avoid a Default, and all such Advances shall be allocated to each Loan Sub-Account pro rata, in the same proportion as the Portfolio Payment Collections received by Lender from the Portfolio Pool related to such Loan Sub-Account bears to the total Portfolio Payment Collections received by Lender from all Eligible Portfolio Pools; provided, that no Advance shall be made to the extent that its allocation to a Loan Sub-Account would cause the unpaid balance thereof to exceed the Borrowing Base-Pool for the related Portfolio Pool, and no Advance shall made that would cause the aggregate unpaid Advances to exceed the lesser of (x) the Maximum Revolver Amount, or (y) the Borrowing Base-Total. At any time that no Advance is outstanding and no Obligations are due and payable, then Portfolio Payment Collections received by Lender shall be remitted to Borrower.

                  (d) Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

         2.10 Fees and Additional Interest. Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter in accordance with its terms):


LOAN AND SECURITY AGREEMENT - Page 27
--------------------------

                  (a) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Lender the fees set forth in the Fee Letter,

                  (b) Unused Line Fee. On the first day of each month, an unused line fee in an amount equal to one-fourth of one percent (0.25%) per annum times the amount by which (i) the Maximum Revolver Amount exceeds (ii) the greater of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, or (B) the deemed average Daily Balance of Advances for which Borrower paid interest after application of Section 2.10(d); provided, that such unused line fee shall not apply (x) during the period from the Closing Date to the day that is six months after the Closing Date, and (y) after the Advance Period.

                  (c) Audit, Appraisal, and Valuation Charges. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Lender, (ii) if implemented, a one-time fee of $5,000.00 for the establishment of electronic collateral reporting systems (such systems to be administered and maintained by Lender), (iii) after the occurrence of an Event of Default, a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral, or any portion thereof, performed by personnel employed by Lender, and (iv) the actual reasonable and customary charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrower or its Subsidiaries, to appraise the Collateral, or any portion thereof, or to assess Borrower's or its Subsidiaries' business valuation.

                  (d)      Minimum Interest Charge.

                           (i) During the period from the date that is nine months after the Closing Date until the date that is eighteen months after the Closing Date ("First Minimum Charge Period"), a minimum interest charge shall be calculated and be due and payable as follows: after the first three months of the First Minimum Charge Period, on the first day of each month, if the average Daily Balance of Advances that were outstanding during the immediately preceding three months was less than $7,000,000, Borrower shall pay to Lender an amount equal to
                  (A) the amount of interest that would have accrued in accordance with the terms of this Agreement had the average Daily Balance of Advances for such three-month period been equal to $7,000,000, minus (B) the actual amount of interest paid by Borrower for such three-month period; provided that in no event shall interest be charged, contracted for, collected or retained in excess of the maximum nonusurious amount determined in accordance with applicable law, and

                           (ii) During the period from the date that is eighteen months after the Closing Date until the Maturity Date ("Second Minimum Charge Period"), a minimum interest charge shall be calculated and be due and payable as follows: after the first three months of the Second Minimum Charge Period, on the first day of each month and on the Maturity Date, if the average Daily Balance of Advances that were outstanding during the immediately preceding three months was less than $10,000,000, Borrower shall pay to Lender an amount equal to


LOAN AND SECURITY AGREEMENT - Page 28
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

                  (A) the amount of interest that would have accrued in accordance with the terms of this Agreement had the average Daily Balance of Advances for such three-month period been equal to $10,000,000, minus (B) the actual amount of interest paid by Borrower for such three-month period; provided that in no event shall interest be charged, contracted for, collected or retained in excess of the maximum nonusurious amount determined in accordance with applicable law.

3.       CONDITIONS; TERM OF AGREEMENT.

         3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of Lender to make the Initial Advance, is subject to the fulfillment, to the satisfaction of Lender (the making of such Initial Advance by Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

                  (a) Lender shall have received a Filing Authorization Letter, duly executed by Borrower, TLOP and Parent, together with appropriate financing statements duly filed in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the Lender's Liens in and to the Collateral;

                  (b) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                           (i)      the Cash Management Agreements,

                           (ii)     the Control Agreements,

                           (iii)    the Disbursement Letter for the Initial
                  Advance,

                           (iv)     the Fee Letter,

                           (v)      the Guaranty,

                           (vi)     the Pledge Agreements,

                           (vii) a Subordination Agreement from each holder of Subordinated Debt (including Parent and TLOP), and copies of all documents evidencing or governing all Subordinated Debt, and

                           (viii)   the Servicing Agreement;

                  (c) Lender shall have received a certificate from the Secretary of Parent (i) attesting to the resolutions of Parent's Board of Directors authorizing Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party, (ii) authorizing specific officers of Parent, on behalf of Borrower, to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Parent;


LOAN AND SECURITY AGREEMENT - Page 29
--------------------------

                  (d) Lender shall have received a certificate from the Secretary of Parent (i) attesting to the resolutions of Parent's Board of Directors authorizing Parent's and TLOP's execution, delivery, and performance of the Loan Documents to which each is a party, (ii) authorizing specific officers of Parent to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Parent;

                  (e) Lender shall have received copies of Borrower's, Parent's and TLOP's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by an Authorized Person;

                  (f) Lender shall have received certificates of status with respect to Borrower, Parent and TLOP, each dated within 10 days of the Closing Date, such certificates to be issued by the appropriate officers of the jurisdiction of organization of Borrower, TLOP and Parent, as applicable, which certificates shall indicate that each of Borrower, TLOP and Parent, as applicable, is in good standing in such jurisdictions;

                  (g) Lender shall have received certificates of status with respect to Borrower, TLOP and Parent, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower and Parent) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that each of Borrower, TLOP and Parent, as applicable, is in good standing in such jurisdictions;

                  (h) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

                  (i) Lender shall have received a Collateral Access Agreement with respect to the chief executive office of Borrower;

                  (j) Lender shall have received an opinion of Borrower's counsel in form and substance satisfactory to Lender;

                  (k) Lender shall have received satisfactory evidence (including a certificate of an Authorized Person) that all tax returns required to be filed by Parent, TLOP, Borrower and its Subsidiaries have been timely filed and all taxes upon Parent, TLOP, Borrower or their Subsidiaries' properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (l) Lender shall have completed its business, legal, and collateral due diligence, including a collateral audit, field exam and review of Borrower's and its Subsidiaries' Books and verification of Borrower's representations and warranties to Lender, the results of which shall be satisfactory to Lender;

                  (m) Lender shall have received completed reference checks with respect to each of the Guarantors, the results of which are satisfactory to Lender in its sole discretion;


LOAN AND SECURITY AGREEMENT - Page 30
--------------------------

                  (n) Lender shall have received Borrower's Closing Date Business Plan;

                  (o) Lender shall have received and approved Borrower's Required Procedures;

                  (p) Borrower shall have paid or shall pay with the Initial Advance all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

                  (q) Lender shall have received evidence satisfactory to Lender that, as of the Closing Date, the sum of Parent's stockholder's equity plus Subordinated Debt is not less than $6,000,000.00, and the sum of Borrower's member's equity plus Borrower's Subordinated Debt owing to Parent is not less than $3,250,000;

                  (r) Lender shall have received evidence satisfactory to Lender that Borrower holds a currently effective license authorizing Borrower to purchase receivables from account debtors residing in New Jersey and to conduct its business as contemplated by this Agreement;

                  (s) Borrower and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby; and

                  (t) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

         3.2 Conditions Subsequent to the Initial Extension of Credit. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                  (a) within six months after the Closing Date, Borrower shall replace Quick Books accounting software with accounting software acceptable to Lender.

         3.3 Conditions Precedent to an Initial Purchase Advance. The obligation of Lender to make an Initial Purchase Advance in respect of any Portfolio Pool is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

                  (a) Lender shall have completed its business, legal and collateral due diligence in respect of such Portfolio Pool, the results of which shall be satisfactory to Lender;

                  (b)      Lender shall have received the following:

                           (i) copies of each of the Purchase Documents in respect of such Portfolio Pool, which shall be in form and substance satisfactory to Lender in its Permitted Discretion, together with a certificate of the Secretary of Borrower certifying that each such document is a true, correct, and complete copy thereof;


LOAN AND SECURITY AGREEMENT - Page 31
--------------------------

                           (ii) if requested by Lender, a search report reflecting the results of a lien, tax and judgment search conducted with respect to the Seller of such Portfolio Pool in each appropriate filing office as may be required by Lender, and such report shall be satisfactory to Lender;

                           (iii) if requested by Lender, an updated business plan and a current ERRV Projection for such Portfolio Pool, in each case in form and substance satisfactory to Lender.

                           (iv) a Disbursement Letter in respect of such Advance,

                  (c) Lender shall be satisfied that upon funding such Initial Purchase Advance, the purchase of such Portfolio Pool will be consummated and Borrower will acquire the Portfolio Obligations to be purchased free and clear of Liens,

                  (d) if requested by Lender, Borrower shall have demonstrated to Lender, to Lender's reasonable satisfaction, that Borrower is prepared to file, and promptly upon acquisition of such portfolio Pool will file, all financing statements as required to perfect Borrower's ownership interest in such Portfolio Pool, in form and substance satisfactory to Lender;

                  (e) Lender shall be satisfied that upon funding such Initial Purchase Advance, Lender will have a valid and enforceable first priority security interest in and to all Collateral in respect of such Portfolio Pool;

                  (f) Borrower shall have paid all Lender Expenses incurred in connection with the transactions evidenced by this Agreement; and

                  (g) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

         3.4 Conditions Precedent to all Extensions of Credit. The obligation of Lender to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                  (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates;


LOAN AND SECURITY AGREEMENT - Page 32
--------------------------

                  (d)      no Material Adverse Change shall have occurred; and

                  (e) Borrower shall have delivered to Lender a current Borrowing Base Certificate.

         3.5 Term. This Agreement shall continue in full force and effect for a term ending on the third anniversary of the Closing Date (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement (i) immediately and without notice upon the occurrence and during the continuation of an Event of Default, and (ii) at any time, if the average Daily Balance of the Revolver Usage for any three-month period ending after fifteen months after the Closing Date is less than $7,000,000.00, upon providing not less than six months' prior written notice of termination to the Borrower.

         3.6 Effect of Termination. On the date of termination of this Agreement, all Obligations (including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the Bank Product Obligations). No termination of this Agreement, however, shall relieve or discharge Borrower or its Subsidiaries of their duties, Obligations, or covenants hereunder or under any other Loan Documents and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrower's sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

         3.7 Early Termination by Borrower. Borrower has the option, at any time upon 90 days' prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full, together with the Applicable Prepayment Premium. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrower shall be obligated to repay the Obligations (including providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement upon the election of Lender to terminate for the reasons set forth in subpart (ii) in the second sentence of Section 3.5, then the Borrower shall not be obligated to pay the Applicable Prepayment Premium if the Obligations are paid in full when due in accordance with Section 3.5. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a)


LOAN AND SECURITY AGREEMENT - Page 33
--------------------------
termination upon the election of Lender to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrower shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination. Notwithstanding the foregoing, no such Applicable Prepayment Premium shall be payable in the event such termination results from prepayment in full of the Obligations after the Advance Period by application of Portfolio Payment Collections.

4.       CREATION OF SECURITY INTEREST.

         4.1 Grant of Security Interest. Borrower hereby grants to Lender, for the benefit of Lender and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Lender's Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower and its Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 Negotiable Collateral. In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Lender determines that perfection or priority of Lender's security interest is dependent on or enhanced by possession, Borrower, promptly upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender. Borrower has advised Lender of Borrower's understanding that the Purchased Portfolio does not include Negotiable Collateral.

         4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrower that Borrower's Accounts, Negotiable Collateral, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect Borrower's Accounts, Negotiable Collateral, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any of its or its Subsidiaries' Collections that it receives and immediately will deliver such Collections to Lender or a Cash Management Bank in their original form as received by Borrower or its Subsidiaries.


LOAN AND SECURITY AGREEMENT - Page 34
--------------------------

         4.4 Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.

                  (a) Borrower authorizes Lender to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrower where permitted by applicable law. Borrower hereby ratifies the filing of any financing statement filed without the signature of Borrower prior to the date hereof.

                  (b) If Borrower or its Subsidiaries acquire any commercial tort claims after the date hereof, Borrower shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Lender a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Lender, pursuant to which Borrower or its Subsidiary, as applicable, shall grant a perfected security interest in all of its right, title and interest in and to such commercial tort claim to Lender, as security for the Obligations (a "Commercial Tort Claim Assignment").

                  (c) At any time upon the request of Lender, Borrower shall execute or deliver to Lender, and shall cause its Subsidiaries to execute or deliver to Lender, any and all fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to create, perfect, and continue perfected or to better perfect the Lender's Liens in the assets of Borrower and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Lender in any owned Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrower shall (i) provide Lender with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by Borrower or its Subsidiaries during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Borrower or its Subsidiaries that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's or the applicable Subsidiary's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder ; provided, however, that neither Borrower nor any of its Subsidiaries shall register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the Closing Date or thereafter acquired, arising, or developed) unless (i) the Borrower provides Lender with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration, and (ii) prior to such registration, the applicable Person executes and delivers to Lender a copyright security agreement in form and substance satisfactory to Lender, supplemental schedules to any existing copyright security agreement, or


LOAN AND SECURITY AGREEMENT - Page 35
--------------------------
such other documentation as Lender reasonably deems necessary in order to perfect and continue perfected Lender's Liens on such copyrights following such registration.

         4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrower's or its Subsidiaries' Accounts or Negotiable Collateral, (d) endorse Borrower's name on any of its payment items (including all of its Collections) that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrower's or its Subsidiaries' Accounts, Negotiable Collateral, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, in its Permitted Discretion, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

         4.6 Right to Inspect and Verify. Lender (through any of its officers, employees, or agents) shall have the right, from time to time hereafter (i) to inspect the Books and make copies or abstracts thereof, upon prior notice and during normal business hours, (ii) from time to time, to communicate directly with any and all Account Debtors to verify the existence and terms of the obligations of such Account Debtors, and (iii) to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrower's and its Subsidiaries' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         4.7 Control Agreements. Borrower agrees that it will and will cause its Subsidiaries to take any or all reasonable steps in order for Lender to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to all of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

         4.8 Servicing of Portfolio Pools. Until such time as the Lender shall notify the Borrower of the revocation of such right after the occurrence and during the continuation of an Event of Default, the Borrower (a) shall, at its own expense, service all of the Portfolio Pools, including, without limitation, (i) the billing, posting and maintaining complete records applicable thereto, and (ii) taking of such action with respect to the Portfolio Pools as the Borrower may deem advisable, and (b) may grant, in the ordinary course of business, to any Account Debtor of a Portfolio Obligation, any adjustment to


LOAN AND SECURITY AGREEMENT - Page 36
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

which such Account Debtor may be lawfully entitled, and may take such other actions relating to the settling of any such Account Debtor's claims as may be commercially reasonable. Lender may, at its option, at any time or from time to time, after the occurrence and during the continuation of an Event of Default hereunder, revoke the collection and servicing rights given to Borrower herein by giving notice to Borrower in accordance with the terms of the Servicing Agreement.

5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

         5.1 No Encumbrances. Borrower and its Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold interest in, their Real Property, in each case, free and clear of Liens except for Permitted Liens.

         5.2 Purchased Portfolio. The Purchased Portfolio does not include Portfolio Obligations which, in the aggregate in any material amount, are not bona fide existing obligations of Account Debtors. Borrower is not aware, and the Seller in each Purchase Agreement has represented to Borrower that such Seller is not aware, of any Portfolio Obligation that is or may be legally unenforceable or uncollectible. The Purchased Portfolio conforms with Borrower's Required Procedures. The average outstanding balance of all Portfolio Obligations in Eligible Portfolio Pools owned by Borrower as of the Closing Date does not exceed $6,000. Except as Borrower may have advised Lender otherwise in writing, no Purchased Portfolio obligation has been deemed uncollectible by Borrower.

         5.3 Equipment. All of the Equipment of Borrower and its Subsidiaries is used or held for use in their business and, to Borrower's knowledge, is fit for such purposes.

         5.4 Location of Collateral. The Borrower Collateral is not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule 5.4 (as such Schedule may be updated pursuant to Section 6.9).

         5.5 Records. Borrower keeps complete, correct and accurate records of the Portfolio Obligations owned by Borrower and all payments thereon.


LOAN AND SECURITY AGREEMENT - Page 37
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

         5.6 State of Incorporation; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

                  (a) The jurisdiction of organizations of Borrower, TLOP and Parent are set forth on Schedule 5.6(a).

                  (b) The chief executive offices of Borrower, TLOP and Parent are located at the addresses indicated on Schedule 5.6(b) (as such Schedule may be updated pursuant to Section 6.9).

                  (c) Borrower's, TLOP's and Parent's organizational identification numbers, if any, are identified on Schedule 5.6(c).

                  (d) As of the Closing Date, Borrower does not hold any commercial tort claims, except as set forth on Schedule 5.6(d).

         5.7      Due Organization and Qualification; Subsidiaries.

                  (a) Each of Borrower, TLOP and Parent is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in New Jersey and in each state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

                  (b) Set forth on Schedule 5.7(b), is a complete and accurate description of the membership interests in Borrower that are issued and outstanding. Other than as described on Schedule 5.7(b), there are no subscriptions, options, warrants, or calls relating to any membership interest in Borrower, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 5.7(b), Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its membership interests or any security convertible into or exchangeable for any of its membership interests.

                  (c) Set forth on Schedule 5.7(c) (as updated from time to time), is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (d) Except as set forth on Schedule 5.7(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.


LOAN AND SECURITY AGREEMENT - Page 38
--------------------------

         5.8      Due Authorization; No Conflict.

                  (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

                  (b) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

                  (c) Other than the filing of financing statements, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person, other than consents or approvals that have been obtained and that are still in force and effect.

                  (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

                  (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party have been duly authorized by all necessary action on the part of such Guarantor.

                  (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval or consent of any Person under any material


LOAN AND SECURITY AGREEMENT - Page 39
--------------------------
contractual obligation of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

                  (h) The execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person other than consents or approvals that have been obtained and that are still in force and effect.

                  (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         5.9 Litigation. Other than those matters disclosed on Schedule 5.9 and other than matters arising after the Closing Date that reasonably could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending and served or, to the best knowledge of Borrower, unserved or threatened against Borrower, TLOP, Parent or any of the Subsidiaries of either.

         5.10 No Material Adverse Change. All financial statements relating to Borrower and its Subsidiaries or Guarantor that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's and its Subsidiaries' (or any Guarantor's, as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower and its Subsidiaries (or any Guarantor, as applicable) since the date of the latest financial statements submitted to Lender on or before the Closing Date.

         5.11     Fraudulent Transfer.

                  (a) Each of Borrower and each of its Subsidiaries is Solvent; TLOP, Parent and each other Guarantor are Solvent.

                  (b) No transfer of property is being made by Borrower or its Subsidiaries or any Guarantor and no obligation is being incurred by Borrower or its Subsidiaries or any Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or its Subsidiaries or any Guarantor.

         5.12 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.


LOAN AND SECURITY AGREEMENT - Page 40
--------------------------

         5.13 Environmental Condition. (a) To Borrower's knowledge, none of Borrower's or its Subsidiaries' properties or assets has ever been used by Borrower, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's or its Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) neither Borrower nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower or its Subsidiaries, and (d) neither Borrower nor its Subsidiaries has received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.14 Brokerage Fees. Neither Borrower nor any of its Subsidiaries has utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower or its Subsidiaries in connection herewith.

         5.15 Intellectual Property. Borrower and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 5.15 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower or one of its Subsidiaries is the owner or is an exclusive licensee.

         5.16 Leases. Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and all of such leases are valid and subsisting and no material default by Borrower or its Subsidiaries exists under any of them.

         5.17     Deposit Accounts and Securities Accounts. Set forth on
Schedule 5.17 (as updated from time to time) is a listing of all of Borrower's and its Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

         5.18 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower or its Subsidiaries in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or its Subsidiaries in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was


LOAN AND SECURITY AGREEMENT - Page 41
--------------------------
provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrower's good faith estimate of its and its Subsidiaries' future performance for the periods covered thereby.

         5.19 Indebtedness. Set forth on Schedule 5.19 is a true and complete list of all Indebtedness of Borrower and its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and describes the principal terms thereof.

         5.20 ERRV Projecting. Each ERRV Projection delivered to Lender by Borrower with respect to a Portfolio Pool represents Borrower's good faith best estimate of the estimated remaining recovery value of such Portfolio Pools as of the effective date thereof.

6.       AFFIRMATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

         6.1 Accounting System. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrower also shall keep a reporting system that shows all additions, fees, payments, claims, and write-downs with respect to the Portfolio Obligations.

         6.2 Collateral Reporting. Provide, or cause to be provided, to Lender the following documents at the following times in form satisfactory to Lender and signed by the chief financial officer of Borrower:

--------------------------------------------------------------------------------
Date of Each               (a)      a Borrowing Base Certificate with detailed
Advance                    calculation of the Borrowing Base-Total and each
                           Borrowing Base-Pool as of the most recent date information is available;

--------------------------------------------------------------------------------


LOAN AND SECURITY AGREEMENT - Page 42
--------------------------

--------------------------------------------------------------------------------
Monthly (not later         (b)      a Borrowing Base Certificate as of the last
than the 15th day          day of the preceding calendar month which includes a
of each month)             detailed calculation of the Borrowing Base-Total (and
                           each Borrowing Base-Pool) as of the date thereof, together with a reconciliation to the Borrowing Base
                           Certificate previously provided to Lender;

                           (c) an ERRV Projection for each Eligible Portfolio Pool as of the last day of the preceding calendar month;

                           (d) a Static Pool Report as of the last day of the preceding calendar month and a report of the amount of Portfolio Payment Collections actually received during the prior month for each Portfolio Pool, together with a reconciliation against the amount of Portfolio Payment Collections projected to be received during such month.

                           (e) a Chargeback Report as of the last day of the preceding calendar month

                           (f) a report of Collection Fee Deductions as of the last day of the preceding calendar month

--------------------------------------------------------------------------------
Upon request by            (g)      such other reports as to the Collateral or
Lender                     the financial condition of Borrower and its
                           Subsidiaries or any Guarantor, as Lender may request.

--------------------------------------------------------------------------------

                  In addition, to the extent required by Lender, in Lender's Permitted Discretion, Borrower agrees to pay a one-time set-up fee of $5,000 to facilitate the establishment of electronic collateral reporting systems, which will be administered and maintained by Lender, and to cooperate with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

         6.3      Financial Statements, Reports, Certificates. Deliver to
Lender:

                  (a) as soon as available, but in any event within 30 days (45 days in case of a month that is the last month of a calendar quarter) after the end of each month during each year,

                           (i) an unaudited consolidated and consolidating balance sheet and income statement covering Borrower's and its Subsidiaries' operations during such period, and

                           (ii)     a Compliance Certificate,

                  (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                           (i) consolidated and consolidating financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any


LOAN AND SECURITY AGREEMENT - Page 43
--------------------------
                  qualifications (including any (A) "going concern" or like qualification or exception, or (B) qualification or exception as to the scope of such audit), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

                           (ii)     a Compliance Certificate,

                  (c) as soon as available, but in any event within 45 days after the end of each calendar quarter during each year, an unaudited consolidated and consolidating balance sheet and income statement covering Parent's and its Subsidiaries' operations during such period,

                  (d) as soon as available, but in any event within 30 days prior to the start of each of Borrower's fiscal years, copies of Borrower's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its Permitted Discretion, for the forthcoming fiscal year, month-by-month, certified by the Authorized Person as being such Authorized Person's good faith estimate of the financial performance of Borrower during the period covered thereby,

                  (e)      if and when filed by Parent,

                           (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                           (ii) any other filings made by Parent with the SEC,

                           (iii) copies of Parent's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                           (iv) any other information that is provided by Parent to its shareholders generally,

                  (f) promptly, but in any event within 5 days after Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto,

                  (g) promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on Borrower or any of its Subsidiaries, notice of all actions, suits, or proceedings brought by or against Borrower or any of its Subsidiaries before any Governmental Authority which reasonably is likely to result in a Material Adverse Change, and

                  (h) upon the request of Lender, any other information reasonably requested relating to the financial condition of Borrower or its Subsidiaries.

                  In addition, Borrower agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower also agrees to cooperate with Lender to allow Lender to consult with its independent certified


LOAN AND SECURITY AGREEMENT - Page 44
--------------------------
public accountants if Lender reasonably requests the right to do so and that, in such connection, its independent certified public accountants are authorized to communicate with Lender and to release to whatever financial information concerning Borrower or its Subsidiaries that Lender reasonably may request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

         6.4 Guarantor Reports. Cause each Limited Guarantor to deliver his annual financial statements at the time when Borrower provides its audited financial statements to Lender, and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

         6.5 Perfection of Acquisition of Portfolio Pools. Promptly upon acquisition of any Portfolio Pool (and in any event within 10 days after the effective date of such acquisition), Borrower will file all financing statements as may be required, if any, to perfect Borrower's ownership interest in such Portfolio Pool, in form and substance satisfactory to Lender.

         6.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

         6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Parent, TLOP, Borrower, their respective Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Subject to Permitted Protests, Borrower will and will cause Parent and their respective Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Parent, TLOP, Borrower and their respective Subsidiaries have made such payments or deposits.

         6.8      Insurance.

                  (a) At Borrower's expense, maintain insurance respecting its and its Subsidiaries' assets, to the extent insurable, wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, and public liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver copies of all such policies to Lender with an endorsement naming Lender as the sole loss payee (under a satisfactory lender's loss payable endorsement, in the case of tangible property) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a


LOAN AND SECURITY AGREEMENT - Page 45
--------------------------
clause requiring the insurer to give not less than 30 days' prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

                  (b) Borrower shall give Lender prompt notice of any loss covered by such insurance. Lender shall have the exclusive right to adjust any losses claimed under any such insurance policies in excess of $50,000 (or in any amount after the occurrence and during the continuation of an Event of Default), without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender. So long as no Event of Default has occurred and is continuing, such proceeds shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction. If an Event of Default has occurred and is continuing, then Lender may apply such proceeds to the prepayment of the Obligations.

                  (c) Borrower will not and will not suffer or permit its Subsidiaries to take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as an additional insured or loss payee under a lender's loss payable endorsement. Borrower promptly shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

         6.9 Location of Collateral. Keep the Collateral only at the locations identified on Schedule 5.4 and maintain the chief executive offices of Borrower and its Subsidiaries only at the locations identified on Schedule 5.6(b); provided, however, that Borrower may amend Schedule 5.6 and Schedule 5.6 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which such Collateral is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides to Lender a Collateral Access Agreement with respect thereto.

         6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including, without limitation, all state and federal laws applicable to debt collection, including Consumer Credit Protection Act, Fair Credit Reporting Act and Fair Debt Collection Practices Act.

         6.11 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower or any of its Subsidiaries is a party or by which Borrower's or any such Subsidiaries' properties and assets are bound, unless such payments are the subject of a Permitted Protest.

         6.12 Existence. At all times preserve and keep in full force and effect Borrower's and its Subsidiaries' valid existence and good standing and any rights and franchises material to their businesses. Borrower acknowledges


LOAN AND SECURITY AGREEMENT - Page 46
--------------------------
that Lender is entering into the Loan Documents in reliance upon Borrower's identity as a separate legal entity from each of Parent and TLOP. From and after the Closing Date, Borrower shall conduct its own business in its own name and take all reasonable steps, including, without limitation, all steps that Lender may from time to time reasonably request, to maintain Borrower's identity and existence as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of Parent and TLOP and not an operating division of Parent or TLOP. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Borrower shall:

                           (a)      conduct all transactions with Parent and
TLOP strictly on an arm's-length basis and allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Parent or TLOP, as the case may be, and Borrower on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                           (b)      observe all limited liability company
formalities as a distinct entity, and ensure that all corporate actions relating to the dissolution or liquidation of Borrower or the initiation or participation in, acquiescence in, or consent to any bankruptcy, insolvency, reorganization, or similar proceeding involving Borrower, are duly authorized by unanimous vote of its managers;

                           (c)      maintain Borrower's Books separate from
those of Parent and TLOP and otherwise readily identifiable as its own assets rather than assets of Parent or TLOP;

                           (d)      except as herein specifically otherwise
provided, not commingle funds or other assets of Borrower with those of Parent or TLOP and, except for the Cash Management Accounts, not maintain bank accounts or other depository accounts to which Borrower is an account party, into which Borrower makes deposits or from which Borrower has the power to make withdrawals; and

                           (e)      not permit Borrower to pay or finance any of
Parent's or TLOP's operating expenses not properly allocable to Borrower.

         6.13     Environmental.

                  (a) Keep any property either owned or operated by Borrower or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Lender with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii) commencement of any


LOAN AND SECURITY AGREEMENT - Page 47
--------------------------

Environmental Action or notice that an Environmental Action will be filed against Borrower or its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which reasonably is likely to result in a Material Adverse Change.

         6.14 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Lender if any written information, exhibit, or report furnished to Lender contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

         6.15 Formation of Subsidiaries. Not to form or acquire any Subsidiary without the prior written consent of the Lender, and at the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date with the prior written consent of the Lender, Borrower shall (a) cause such new Subsidiary to provide to Lender a joinder to this Agreement, together with such other security documents (including mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Lender a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Lender, and (c) provide to Lender all other documentation, including one or more opinions of counsel satisfactory to Lender, if requested by Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan Document.

         6.16 Books, Maintenance. Keep its Books complete and accurate in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves) and, without limiting the foregoing, keep and maintain true and complete copies of all checks and other items constituting Collections received by Borrower.

7.       NEGATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until termination of this Agreement and payment in full of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

         7.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement and the other Loan Documents,


LOAN AND SECURITY AGREEMENT - Page 48
--------------------------

                  (b)      Indebtedness set forth on Schedule 5.19,

                  (c)      Permitted Purchase Money Indebtedness,

                  (d)      Subordinated Debt,

                  (e) refinancings, renewals, or extensions of Indebtedness permitted under clause (b) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended, and

                  (f) endorsement of instruments or other payment items for deposit.

         7.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(c) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3      Restrictions on Fundamental Changes.

                  (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

                  (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                  (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

         7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's or its Subsidiaries' assets.


LOAN AND SECURITY AGREEMENT - Page 49
--------------------------

         7.5 Change Name. Change Borrower's or any of its Subsidiaries' names, organizational identification number, state of organization or organizational identity; provided, however, that Borrower or any of its Subsidiaries may change their names upon at least 30 days' prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower or its Subsidiary provides any financing statements necessary to perfect and continue perfected the Lender's Liens.

         7.6 Nature of Business. Make any change in the principal nature of its or their business or the Required Procedures, without the prior written consent of Lender.

         7.7 Prepayments and Amendments. Except in connection with a refinancing permitted by Section 7.1(e) or a Restricted Payment or other payment permitted by Section 7.9,

                  (a) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or its Subsidiaries (other than Subordinated Debt), other than the Obligations in accordance with this Agreement,

                  (b) prepay, redeem, defease, or purchase, any Subordinated Debt, or make any payment of principal thereof or interest thereon, or any distribution in respect thereof, unless permitted pursuant to the Subordination Agreement, or

                  (c) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 7.1(b).

         7.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.9 Restricted Payments. Make any Restricted Payment; provided, that, so long as (a) no Default shall have occurred and be continuing or would occur as a result thereof, and (b) following payment of such Restricted Payment, Borrower and Parent remain in compliance with the Subordination Agreement among Lender, Borrower, TLOP and Parent including the requirement that the sum of Borrower's Subordinated Debt and member's equity shall not be less than $3,250,000, then Borrower may (i) make Tax Distributions, (ii) pay servicing fees to Affiliates of Borrower, (iii) make payments, prepayments or purchases of any Subordinated Debt, and (iv) make payments of amounts owing to Parent for loans, advances on account, and expenses allocable to Borrower.

         7.10 Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's or its Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding Borrower's and its Subsidiaries' financial condition.


LOAN AND SECURITY AGREEMENT - Page 50
--------------------------

         7.11 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.

         7.12 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that (a) are in the ordinary course of Borrower's business, (b) are upon fair and reasonable terms, (c) are fully disclosed to Lender, and (d) are no less favorable to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate.

         7.13 Suspension. Suspend or go out of a substantial portion of its or their business.

         7.14 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, (b) in the case of Initial Purchase Advances, to acquire Eligible Portfolio Pools during the Advance Period, (c) to pay expenses incurred and fees charged in connection with Collections of Portfolio Obligations and (d) in the case of Advances, other than Initial Purchase Advances, for other purposes not prohibited by the terms and conditions hereof.

         7.15 Collateral with Bailees. Store any Collateral at any time now or hereafter with a bailee, warehouseman, or similar party.

         7.16 Purchase Agreement. With respect to any Purchase Agreement (a) amend or modify such Purchase Agreement in any manner that (i) releases or relieves Seller from any obligation to make payments to Borrower, any obligations of the Seller in respect of any Purchase Documents, or any representation or warranty of Seller in the Purchase Agreement or (ii) releases any indemnity obligations of Seller or modifies any such obligations in any manner that is less restrictive than exist on the date of closing such Purchase Agreement, or (b) terminate such Purchase Agreement, in any such case without the prior written consent of Lender.

         7.17     Financial Covenants.  Fail to maintain:

                  (a) at all times, the Debt to ERRV Ratio at not more than 30%,

                  (b) at all times, the ratio of the unpaid balance of the Loan Sub-Account for a Portfolio Pool to the ERRV for such Portfolio Pool at not more than 30%,

                  (c) at all times, until the Borrower's member's equity equals or exceeds $3,250,000, the sum of Borrower's Subordinated Debt and Borrower's member's equity at not be less than $3,250,000.00,

                  (d) at all times, the sum of Parent's stockholder's equity plus Subordinated Debt at not less than $6,000,000.00.


LOAN AND SECURITY AGREEMENT - Page 51
--------------------------

8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

         8.2 If Borrower or any of its Subsidiaries fails to (a) perform, keep, or observe any covenant or other provision contained in Sections 6.2, 6.3, 6.7, 6.9, 6.10 or 6.11 hereof and such failure continues for a period of 10 days after the date on which Borrower becomes first aware of such failure, (b) perform, keep, or observe any covenant or other provision contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in this Section 8.2), including failure to satisfy a condition subsequent set forth in Section 3.2 within the period stated, or the other Loan Documents, and such failure continues for a period of 15 Business Days after the date on which Borrower becomes first aware of such failure, or (c) perform, keep, or observe any covenant or other provision contained in Section 6 (other than a subsection of Section 6 that is expressly dealt with elsewhere in this
Section 8.2), or Section 7 of this Agreement or any comparable provision contained in any of the other Loan Documents;

         8.3 If any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

         8.4 If an Insolvency Proceeding is commenced by Borrower, TLOP, Parent, or any of Borrower's Subsidiaries;

         8.5 If an Insolvency Proceeding is commenced against Borrower, TLOP, Parent, or any of Borrower's Subsidiaries, and any of the following events occur: (a) Borrower, TLOP, Parent or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

         8.6 If Borrower, TLOP, Parent, or any of Borrower's Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;


LOAN AND SECURITY AGREEMENT - Page 52
--------------------------

         8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent;

         8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's or any of its Subsidiaries' assets;

         8.9 If there is a default in any agreement to which Borrower or any of its Subsidiaries is a party, the termination of which is reasonably likely to result in a Material Adverse Change, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement or to refuse to renew such agreement in accordance with an automatic renewal right therein;

         8.10 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.11 If any material misstatement or misrepresentation exists as of the date when made or deemed made, in any warranty, representation, statement, or Record made to Lender by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

         8.12 If any Limited Guarantor dies, or if Parent is dissolved, or if the obligation of any Guarantor under the Guaranty is terminated by operation of law or by such Guarantor thereunder, unless, within 90 days thereafter, (a) the Guaranty of such Person is replaced by a Guaranty from a Person of comparable creditworthiness, or, in the case of TLOP, its obligations are assumed by Parent, or (b) a Lender's Lien is perfected in additional Collateral with a loan value not less than the value of such Guaranty, as determined by Lender in its Permitted Discretion;

         8.13 If any Limited Guarantor shall become unable to perform, or cease to be an officer or manager of Borrower and shall not be replaced within 90 days by an individual with comparable education, experience and other qualifications;

         8.14 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;


LOAN AND SECURITY AGREEMENT - Page 53
--------------------------

         8.15 If Parent, TLOP or any of Parent's Subsidiaries, other than Borrower, at any time, directly or indirectly, engages in, or forms, invests in or becomes employed by an entity engaged in, the same line of business as Borrower;

         8.16 If Borrower changes or attempts to change its Required Procedures without the prior written consent of Lender;

         8.17     If a Change of Control occurs;

         8.18 An "Event of Default" occurs under (and as defined by) either of the Pledge Agreements, or Parent or TLOP fails to comply, in any material respect, with its obligations under any other Loan Document to which it is a party;

         8.19 Any provision of any Loan Document shall at any time for any reason be declared to be null and void or a proceeding shall be commenced by any Governmental Authority having jurisdiction over Borrower or its Subsidiaries seeking to establish the invalidity or unenforceability of any Loan Document; or

         8.20 The validity or enforceability of any Loan Document shall be contested by Borrower or its Subsidiaries, or a proceeding shall be commenced by Borrower or its Subsidiaries seeking to establish the invalidity or unenforceability thereof, or Borrower or its Subsidiaries shall deny that Borrower or its Subsidiaries has any liability or obligation purported to be created under any Loan Document.

9.       LENDER'S RIGHTS AND REMEDIES.

         9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

                  (a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

                  (c) Exercise or assign any and all rights to collect, manage, and service the Purchased Portfolio or any portion thereof (including, without limitation, any Portfolio Pool), in Lender's discretion, including, (i) receive, process and account for all Collections in respect of the Purchased Portfolio or any portion thereof (including, without limitation, any Portfolio
Pool), (ii) terminate the Servicing Agreement and assign Borrower's responsibilities to any replacement servicer, (iii) without notice to or demand upon Borrower, make any payments as are reasonably necessary or desirable in connection with the Servicing Agreement or any other agreement that Lender or Borrower enters into with any replacement servicer, and (iv) take all lawful actions and procedures which Lender or such assignee deems necessary to collect


LOAN AND SECURITY AGREEMENT - Page 54
--------------------------
the amounts due to Borrower in connection with the Purchased Portfolio; all amounts incurred by Lender pursuant to this clause (c) shall be Lender Expenses;

                  (d) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

                  (e) Settle or adjust disputes and claims directly with Borrower's Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                  (f) Exercise any and all rights of Lender under the Servicing Agreement, including, without limitation, the right to assume or assign servicing of the Purchased Portfolio to a servicer acceptable to Lender, at its option;

                  (g) Without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination, in Lender's Permitted Discretion, appears to conflict with the priority of Lender's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                  (h) Without notice to Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

                  (i) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                  (j) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral,


LOAN AND SECURITY AGREEMENT - Page 55
--------------------------
in completing production of, advertising for sale, and selling any Borrower Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                  (k) Sell the Borrower Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale;

                  (l) Except in those circumstances where no notice is required under the Code, Lender shall give notice of the disposition of the Borrower Collateral as follows:

                           (i) Lender shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

                           (ii) The written notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (m) Lender may credit bid and purchase at any public sale;

                  (n) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

                  (o) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

                  The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender, Lender's obligation to extent credit hereunder shall terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

         9.2 Remedies Cumulative. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of


LOAN AND SECURITY AGREEMENT - Page 56
--------------------------
any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

                  If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves against the Borrowing Base-Total or any Borrowing Base-Pool or the Maximum Revolver Amount as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.7 hereof, obtain and maintain insurance policies of the type described in Section
6.7 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION.

         11.1 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

         11.2 Lender's Liability for Borrower Collateral. Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for:
(i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrower.

         11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or


LOAN AND SECURITY AGREEMENT - Page 57
--------------------------
thereby or the monitoring of Borrower's and its Subsidiaries' compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:

                If to Borrower:        Velocity Investments, L.L.C.
                                       3100 Route 138 West
                                       Wall, NJ  07719
                                       Brinley Plaza, Building 1
                                       Attn:  James J. Mastriani
                                       Fax No.  732-556-0365

                with copies to:        Ragan & Ragan, PC
                                       3100 Route 138 West
                                       Brinley Plaza, Building 1
                                       Wall, NJ  07719
                                       Attn:  W. Peter Ragan, Sr.
                                       Fax No.  732-280-4108


LOAN AND SECURITY AGREEMENT - Page 58
--------------------------

                If to Lender:          WELLS FARGO FOOTHILL, INC.
                                       2450 Colorado Avenue
                                       Suite 3000 West
                                       Santa Monica, California  90404
                                       Attn:  Lender Finance Division Manager
                                       Fax No.:  310-453-7413

                and                    WELLS FARGO FOOTHILL, INC.
                                       13727 Noel Road, Suite 1020
                                       Dallas, Texas  75240
                                       Attn: Loan Portfolio Manager--Velocity
                                       Investments
                                       Fax No.:  972-387-5775

                with copies to:        Hughes & Luce, L.L.P.
                                       1717 Main Street, Suite 2800
                                       Dallas, TX  75230
                                       Attn:  Gary G. Null, Esq.
                                       Fax No.: 214-939-5849

                  Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail (as specified in the first paragraph of this Section above) and shall be as effective if sent by telefacsimile or other electronic transmission as notice or demand sent by other method. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail (as specified in the first paragraph of this Section above) or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE


LOAN AND SECURITY AGREEMENT - Page 59
--------------------------

LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                  (c) BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1     Assignments and Participations.

                  (a) Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrower an assignment and acceptance. Anything contained herein to the contrary notwithstanding, the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

                  (b) From and after the date that Lender provides Borrower with such written notice and executed assignment and acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such assignment and acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this


LOAN AND SECURITY AGREEMENT - Page 60
--------------------------

Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Section
16.8 of this Agreement.

                  (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

                  (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Lender (a "Participant") participating interests in Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrower, the Collections of Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.


LOAN AND SECURITY AGREEMENT - Page 61
--------------------------

                  (e) In connection with any such assignment or participation or proposed assignment or participation, Lender may, subject to the provisions of Section 16.8, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

                  (f)      Any other provision in this Agreement
notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss. 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section
14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15.      AMENDMENTS; WAIVERS.

         15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         15.2 No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.      GENERAL PROVISIONS.

         16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

         16.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.


LOAN AND SECURITY AGREEMENT - Page 62
--------------------------

         16.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         16.5 Withholding Taxes. All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrower shall comply with the penultimate sentence of this Section 16.5, "Taxes" shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of Lender) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts if the increase in such amount payable results from Lender's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrower will furnish to Lender as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

         16.6 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         16.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or Guarantor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances,


LOAN AND SECURITY AGREEMENT - Page 63
--------------------------
preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses and attorneys fees of Lender's related thereto, the liability of Borrower or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         16.8 Confidentiality. Lender agrees that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Lender in a confidential manner, and shall not be disclosed by Lender to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to Lender, (b) to Subsidiaries and Affiliates of Lender (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 16.8, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Lender), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 16.8 shall survive for 2 years after the payment in full of the Obligations.

         16.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                          [Signature pages to follow.]


LOAN AND SECURITY AGREEMENT - Page 64
--------------------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                       VELOCITY INVESTMENTS, L.L.C.,
                                       a New Jersey limited liability company


                                       By: /s/ W. PETER RAGAN, JR.
                                           -------------------------------------
                                       Name:   W. Peter Ragan, Jr.
                                            ------------------------------------
                                       Title:  President
                                             -----------------------------------

                                       WELLS FARGO FOOTHILL, INC.,
                                       a California corporation, as Lender

                                       By: /s/ RYAN WATSON
                                           -------------------------------------
                                       Name:   Ryan Watson
                                            ------------------------------------
                                       Title:  Assistant Vice President
                                             -----------------------------------


LOAN AND SECURITY AGREEMENT - Page 65
--------------------------

                             EXHIBITS AND SCHEDULES


Exhibit A-1                Authorized Persons
Exhibit B-1                Form of Borrowing Base Certificate
Exhibit C-1                Form of Compliance Certificate

Schedule D-1               Designated Account
Schedule L-1               Lender's Account
Schedule P-1               Permitted Liens
Schedule 2.6(a)            Cash Management Banks
Schedule 5.4               Locations of Collateral
Schedule 5.6(a)            States of Organization
Schedule 5.6(b)            Chief Executive Offices
Schedule 5.6(c)            Organizational Identification Numbers
Schedule 5.6(d)            Commercial Tort Claims
Schedule 5.7(b)            Capitalization of Borrower
Schedule 5.7(c)            Capitalization of Borrower's Subsidiaries
Schedule 5.9               Litigation
Schedule 5.15              Intellectual Property
Schedule 5.17              Deposit Accounts and Securities Accounts
Schedule 5.19              Permitted Indebtedness




EXHIBITS AND SCHEDULES - Page 1
----------------------

                                   EXHIBIT A-1

                               Authorized Persons


                         Velocity Asset Management, Inc.

--------------------------------------------------------------------------------
                  Name                                    Title
--------------------------------------------------------------------------------
            John C. Kleinert              President and Chief Executive Officer
--------------------------------------------------------------------------------
           W. Peter Ragan, Sr.            Vice President
--------------------------------------------------------------------------------
           W. Peter Ragan, Jr.            Secretary, Treasurer
--------------------------------------------------------------------------------
           James J. Mastriani             Chief Financial Officer, Chief Legal
                                            Officer
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                          Velocity Investments, L.L.C.

--------------------------------------------------------------------------------
                  Name                                    Title
--------------------------------------------------------------------------------
           W. Peter Ragan, Jr.              President
--------------------------------------------------------------------------------
           James J. Mastriani               Vice President
--------------------------------------------------------------------------------
              Craig Buckley                 Servicing Manager
--------------------------------------------------------------------------------



EXHIBIT A-1 - Page 1
-----------

                                   EXHIBIT C-1

                         Form of Compliance Certificate

                 [on letterhead of Velocity Investments, L.L.C.]

To:      Wells Fargo Foothill, Inc.
         13727 Noel Road, Suite 1020
         Dallas, Texas  75240
         Attn: Loan Portfolio Manager--Velocity Investments Capital Account


          Re:     Compliance Certificate dated _________________________

                  Ladies and Gentlemen:

         Reference is made to that certain Loan and Security Agreement, dated as of January 27, 2005, between Velocity Investments, L.L.C., a New Jersey limited liability company ("Borrower"), and WELLS FARGO FOOTHILL, INC. (together with its successors and permitted assigns, the "Lender"), as amended, restated, renewed, replaced, supplemented or otherwise modified from time to time (the "Loan Agreement"). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

         Pursuant to Section 6.3 of the Loan Agreement, the undersigned officer of Borrower hereby certifies that:

         1. The financial statements of Borrower furnished in Schedule 1 attached hereto, have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments, in the case of financial statements other than those as of the fiscal year end of Borrower) and fairly present in all material respects the financial condition of Borrower.

         2. The representations and warranties of Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Certificate, as though made on and as of such date (except to the extent that such representations and warranties (x) relate solely to an earlier date or (y) relate to an action or omission permitted by Lender to the extent of such permission).

         3. Such officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by the financial statements delivered pursuant to Section 6.3 of the Loan Agreement.

         4. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower has taken, is taking, or proposes to take with respect thereto.


EXHIBIT C-1 - Page 1
-----------

         5. The representations and warranties of Borrower set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date), except as set forth on Schedule 2 attached hereto.

         6. Borrower is in compliance with the applicable covenants contained in Section 7.17 of the Loan Agreement, all as demonstrated on Schedule 3 hereof.

         IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of _______________, ________.



                                        Velocity Investments, L.L.C.



                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE 1

                              Financial Statements
                              --------------------

                                   [Attached]

                                   SCHEDULE 2

                          Defaults or Events of Default
                          -----------------------------

                                   [Attached]

                                   SCHEDULE 3

                               FINANCIAL COVENANTS

                                   SCHEDULE 3

                               FINANCIAL COVENANTS


   1.    Compliance with Debt to ERRV Ratio.
         ----------------------------------

--------------------------------------------------------------------------------
      PORTFOLIO       LOAN SUB-     ERRV(2)    RATIO OF LOAN      IS RATIO IN
       POOL NO.       ACCOUNT                   SUB-ACCOUNT      COMPLIANCE?(4)
                     BALANCE(1)                 BALANCE TO
                                                  ERRV(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         TOTAL
--------------------------------------------------------------------------------


   2.    Minimum Net Worth and Subordinated Debt of Borrower and Parent.
         --------------------------------------------------------------

         (a)      (i)      Borrower's member's equity on the ___
                           day of _________ is:               $_________________

                  (ii)     Borrower's Subordinated Debt on such day is:

                                                              $_________________

                  (iii)    The sum of Item (a)(i) and Item
                           (a)(ii) is:                        $_________________

         (b) The sum of Borrower's member's equity and Subordinated Debt [is/is not] greater than or equal to $3,250,000.

         (c)      (i)      Parent's Stockholder's Equity on
                           the ___ day of _________ is:       $_________________

                  (ii)     Parent's Subordinated Debt on such
                           day is:                            $_________________

                  (iii)    The sum of Item (c)(i) and Item
                           (c)(ii) is:                        $_________________

         (d) The sum of Parent's stockholder's equity and Subordinated Debt [is/is not] greater than or equal to $6,000,000.



------------------------
         (1) Outstanding balance of the Loan Sub-Account for the corresponding Portfolio Pool
         (2) ERRV for the corresponding Portfolio Pool
         (3) Number in second column divided by number in third column
         (4) Is the value in the fourth in the fourth column less than or equal to .30?

                                  Schedule D-1
                                  ------------

                               Designated Account

                  Account number 685-544-1696 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Lender.

                  "Designated Account Bank" means Commerce Bank/Shore, N.A., whose office is located at 555 Warren Avenue, Spring Lake Heights, New Jersey 07762, and whose ABA number is 031201328.



SCHEDULE D-1 - Page 1
------------

                                  Schedule L-1
                                  ------------

                                Lender's Account

                  An account at a bank designated by Lender from time to time as the account into which Borrowers shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Borrower Agent to the contrary, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.



SCHEDULE L-1 - Page 1
------------

                                  Schedule P-1
                                  ------------

                                 Permitted Liens

------------------------------------------------------------------------------------------------------
            Secured Party                          Collateral                      Filing Information
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Unifund Partners 2003-I, LLC     Accounts leased by Secured Party, as lessor,    NJ       2234672-8
                                 to Debtor, as lessee, from time to time                  (5/3/04)
------------------------------------------------------------------------------------------------------
Unifund Partners, LLC            Accounts leased by Secured Party, as lessor,    NJ       2234674-2
                                 to Debtor, as lessee, from time to time                  (5/3/04)
------------------------------------------------------------------------------------------------------
Unicrown Partners, LLC           Accounts leased by Secured Party to Debtor      NJ       2234675-9
                                                                                          (5/3/04)
------------------------------------------------------------------------------------------------------
Unifund Portfolio J, LLC         Accounts leased by Secured Party, as lessor,    NJ       2234676-6
                                 to Debtor, as lessee, from time to time                  (5/3/04)
------------------------------------------------------------------------------------------------------
Unifund Portfolio F, LLC         Accounts leased by Secured Party, as lessor,    NJ       2234677-3
                                 to Debtor, as lessee, from time to time                  (5/3/04)
------------------------------------------------------------------------------------------------------
Unifund Portfolio E, LLC         Accounts leased by Secured Party, as lessor,    NJ       2234679-7
                                 to Debtor, as lessee, from time to time                  (5/3/04)
------------------------------------------------------------------------------------------------------
Unifund Portfolio D, LLC         Accounts leased by Secured Party, as lessor,    NJ       2234680-3
                                 to Debtor, as lessee, from time to time                  (5/3/04)
------------------------------------------------------------------------------------------------------
Unifund Portfolio B, LLC         Accounts leased by Secured Party, as lessor,    NJ       2234681-0
                                 to Debtor, as lessee, from time to time                  (5/3/04)
------------------------------------------------------------------------------------------------------
Unifund Portfolio A, LLC         Accounts leased by Secured Party, as lessor,    NJ       2234694-0
                                 to Debtor, as lessee, from time to time                  (5/3/04)
------------------------------------------------------------------------------------------------------
Palisades Collection, LLC        Accounts leased by Secured Party, as lessor,    NJ       2234699-5
                                 to Debtor, as lessee, from time to time                  (5/3/04)
------------------------------------------------------------------------------------------------------
UniRex Partners, LLC             Accounts leased by Secured Party, as lessor,    NJ       2235091-6
                                 to Debtor, as lessee, from time to time                  (5/3/04)
------------------------------------------------------------------------------------------------------


SCHEDULE P-1 - Page 1
------------

                                 Schedule 2.6(a)
                                 ---------------

                              Cash Management Banks

Commerce Bank/Shore, N.A.
555 Warren Avenue
Spring Lake Heights, New Jersey  07762



SCHEDULE 2.6(a) - Page 1
---------------

                                  Schedule 5.4
                                  ------------

                             Locations of Collateral
                             -----------------------


1.       3100 Route 138 West
         Wall, New Jersey  07719


2.       48 S. Franklin Turnpike
         Ramsey, New Jersey  07446



SCHEDULE 5.4 - Page 1
------------

                                 Schedule 5.6(a)
                                 ---------------

                             States of Organization

1.  Borrower--  New Jersey

2.  Parent--  Delaware

3.  TLOP--  New Jersey


                                 Schedule 5.6(b)
                                 ---------------

                             Chief Executive Offices

1.  Borrower--     3100 Route 138 West
                   Wall, New Jersey  07719

2.  Parent--       48 S. Franklin Turnpike
                   Ramsey, New Jersey  07446

2.  TLOP--         48 S. Franklin Turnpike
                   Ramsey, New Jersey  07446


                                 Schedule 5.6(c)
                                 ---------------

                      Organizational Identification Numbers

1.  Borrower--  0600151071

2.  Parent--  2113608

3.  TLOP--  0600189910


                                 Schedule 5.6(d)
                                 ---------------

                             Commercial Tort Claims

None



SCHEDULE 5.6 - Page 1
------------

                                 Schedule 5.7(b)
                                 ---------------

                           Capitalization of Borrower

1. Borrower is authorized to issue one hundred units of common membership interests. All outstanding membership interests in Borrower are held by TLOP and all outstanding membership interests in TLOP are held by Parent.

2. There are no subscriptions, options, warrants or calls relating to any membership interests in Borrower.



SCHEDULE 5.7(b) - Page 1
---------------

                                 Schedule 5.7(c)
                                 ---------------

                    Capitalization of Borrower's Subsidiaries


Borrower has no Subsidiaries



SCHEDULE 5.7(c) - Page 1
---------------

                                  Schedule 5.9
                                  ------------

                                   Litigation


No material litigation



SCHEDULE 5.9 - Page 1
------------

                                  Schedule 5.15
                                  -------------

                              Intellectual Property


None



SCHEDULE 5.15 - Page 1
-------------

                                  Schedule 5.17
                                  -------------

                    Deposit Accounts and Securities Accounts



Account number 685-544-1696
Commerce Bank/Shore, N.A.
555 Warren Avenue
Spring Lake Heights, New Jersey  07762



SCHEDULE 5.17 - Page 1
-------------

                                  Schedule 5.19
                                  -------------

                             Permitted Indebtedness

1. Non-recourse Indebtedness owing to secured parties named on Schedule P-1 with respect to leases entered into on or about May 3, 2004.



SCHEDULE 5.19 - Page 1
-------------